SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HOPFED BANCORP, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOPFED BANCORP, INC.

4155 Lafayette Road

Hopkinsville, Kentucky 42240

April 20, 2018

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of HopFed Bancorp, Inc. (the “Company”) to be held at the Heritage Bank USA, Inc., 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018 at 3:00 p.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and Officers of the Company as well as representatives of Carr, Riggs & Ingram, LLC (“CRI”), the Company’s independent registered public accounting firm in 2017, will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.

The Board of Directors welcomes and appreciates the interest of all our stockholders in the Company’s affairs and encourages those entitled to vote at the Annual Meeting to take the time to do so. We hope you will attend the Annual Meeting. Whether or not you expect to be present, please vote your shares by signing, dating, and promptly returning the enclosed proxy card in the accompanying post-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the Annual Meeting.

Even though you execute this proxy, vote by telephone or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet), or by voting in person at the Annual Meeting. If you attend the Annual Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter and your continued support of and interest in the Company.

Sincerely,

John E. Peck

President and Chief Executive Officer

HOPFED BANCORP, INC.

4155 Lafayette Road

Hopkinsville, Kentucky 42240

(270) 885-1171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of HopFed Bancorp, Inc. (the “Company”) will be held at Heritage Bank USA, Inc., 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018 at 3:00 p.m., local time.

The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	The election of three directors of the Company;

2.	Ratification of appointment of Horne LLP (“Horne”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	An advisory, non-binding proposal resolution with respect to the Named Executive Officer compensation as described in the Proxy Statement; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Stockholders of record at the close of business on March 28, 2018 are the stockholders entitled to vote at the Annual Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL L. WOOLFOLK

SECRETARY

Hopkinsville, Kentucky

April 20, 2018

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Stockholders to be held on May 16, 2018

This Notice and Proxy Statement, the Company’s 2017 Annual Report to Stockholders and the Company’s 2017 Annual Report on Form 10-K/A are available electronically at

www.bankwithheritage.com

Whether or not you expect to attend the Annual Meeting, please vote by Internet or telephone, or complete the enclosed proxy and return promptly in the postage-paid envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

PROXY STATEMENT

HOPFED BANCORP, INC.

4155 Lafayette Road

Hopkinsville, Kentucky 42240

(270) 885-1171

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

May 16, 2018

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HopFed Bancorp, Inc. (the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Heritage Bank USA, Inc. (“Heritage Bank”), 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018, at 3:00 p.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about April 18, 2018.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Properly executed but unmarked proxies will be voted FOR the election of three nominated directors (Proposal I), FOR ratification of the appointment of Horne LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal II), and FOR a non-binding resolution to approve the compensation of the Named Executive Officers (Proposal III).

If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxies will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting, and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Certificate of Incorporation and Bylaws. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker non-votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this proxy statement to you, the broker generally has authority to vote shares on “routine” matters. Proposal I and Proposal III are matters we believe will be considered “non-routine”; the broker is not entitled to vote your shares without instructions. Proposal II is considered “routine”, and the broker may vote your shares without instructions.

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically, or via the Internet) to the Secretary at or before the Annual Meeting, or by voting in person at the Annual Meeting. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder’s proxy.

Important Notice Regarding Availability of Proxy Materials:

The Notice and Proxy Statement, 2017 Annual Report to Stockholders and 2017 Annual Report on

Form 10-K/A are available electronically at the investor relations section of

www.bankwithheritage.com

VOTING INSTRUCTIONS

If you are a holder of record of the Company’s common stock, you may vote in person at the Annual Meeting. We will give you a ballot at the Annual Meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet, or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided;

•	Stockholders of record may vote by proxy on the Internet, at www.envisionreports.com/hfbc to complete an electronic proxy card. Shares held in street name may vote at www.edocumentview.com/hfbc. You will need the 15-digit Control Number included on your proxy card.

•	To vote by proxy over the telephone, dial 1-800-652-VOTE (8683) (the toll-free phone number listed on your proxy card under the heading “Vote by telephone”) using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 12:00 p.m., Eastern Time, on May 16, 2018 to be counted.

You may vote on the Internet or by telephone any time prior to 1:00 p.m., Eastern Time, on May 16, 2018.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you participate in the Company’s Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form for the ESOP that reflects all shares you may direct the Trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the Trustees vote all shares held by the ESOP, but each ESOP participant may direct the Trustees how to vote the shares of common stock allocated to his or her account. The ESOP Trustees, subject to the exercise of their fiduciary responsibilities, will vote all unallocated shares of the Company’s common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which they have received timely voting instructions. The deadline for voting your ESOP shares is 9:00 a.m. on May 11, 2018.

VOTING SECURITIES

The securities which can be voted at the Annual Meeting consist of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). Stockholders of record as of the close of business on March 28, 2018 (the “Record Date”) are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 6,648,589 shares of the Common Stock were outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of Common Stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Record Date, management of the Company was aware that the persons listed below beneficially owned more than 5% of the outstanding shares of Common Stock. This information is based on the most recent reports filed by such persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
DePrince Race & Zollo, Inc.	462,451	(1)	7.0%
Wellington Management Group LLP Wellington Investment Advisors Holdings LLP Wellington Group Holdings LLP Ithan Creek Master Investors (Cayman) L.P.	484,604	(2)	7.3%
Joseph Stilwell Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Associates, L.P. Stilwell Value LLC	627,128	(3)	9.5%
HopFed Bancorp, Inc. Employee Stock Ownership Plan	600,234	(4)	9.0%
Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. Tontine Asset Associates, L.L.C	372,913	(5)	5.6%
Emanual J. Friedman EJF Capital LLC EJF Sidecar Fund, Series LLC – Small Financial Equities Series	541,661	(6)	8.2%

(1)	The information regarding beneficial ownership by DePrince Race & Zollo Inc., a Florida corporation, is reported in a Schedule 13G/A filed with the SEC on February 13, 2018. According to Schedule 13G/A, DePrince Race & Zollo Inc. has sole power to vote or to direct to vote of 462,451 shares and sole power to dispose or to direct the disposition of 462,451 shares. The address of the principal offices of DePrince Race & Zollo Inc. is 250 Park Avenue South, Suite 250, Winter Park, Florida, 32789.

(2)	The information regarding beneficial ownership by Ithan Creek Master Investors (Cayman) L.P. (“Ithan Creek”), a Cayman Islands limited liability partnership, Wellington Management Group, LLP (“WMG”), a Massachusetts limited liability partnership, Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”). WGH, WIAH and WMC are Delaware limited liability partnerships. WMG, WGH, WIAH and WMC are the general partners of Ithan Creek as reported in a Schedule 13G/A filed with the SEC on February 8, 2018 by Ithan Creek and WMG. According to the Schedule 13G/A filed on February 8, 2018, Ithan Creek, WMG, WGH, WIAH and WMC each have shared voting and shared dispositive power over 484,604 shares. The address of the principal offices of Ithan Creek, WMG, WGH, WIAH and WMC is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(3)	The information regarding beneficial ownership by Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”) is reported in a Schedule 13D/A, (the “Stilwell Schedule 13D/A”), filed by Stilwell Activist Fund, L.P. with the SEC on February 8, 2018. In its capacity as an investment adviser, Stilwell may be deemed to share beneficial ownership over the shares owned of record by its clients. According to the Stilwell Schedule 13F, Stilwell has shared voting and shared dispositive power over 637,128 shares. According to the Stilwell Schedule 13F, Stilwell Activist Fund, L.P., a Delaware limited liability company (“Stilwell Activist”), owns 627,128 shares. The address of the principal office of Stilwell is 111 Broadway, 12th Floor, New York, New York 10006.

(Continued next page)

(4)	The information regarding beneficial ownership of shares held in trust for the benefit of the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (“ESOP”) is reported in a Schedule 13G/A filed with the SEC on February 8, 2018 by the ESOP. Dr. Thomas I. Miller, John E. Peck and Billy C. Duvall serve as Trustees for the ESOP. As of the record date, 165,686 shares have been allocated to the accounts of participating employees and 434,548 shares were unallocated. Beneficial ownership of Named Executive Officers includes their respective percentage of this allocation. Under the terms of the ESOP, the Trustees must vote all allocated shares in the ESOP in accordance with the instructions of participating employees. Unallocated shares and allocated shares not voted are voted in the same ratio on any matter as those shares for which instructions are given. The amount of common stock beneficially owned by each individual Trustee and by all Directors and officers as a group does not include the unallocated shares held by the ESOP Trust. The address of the ESOP Trust is 4155 Lafayette Road, Hopkinsville, Kentucky 42240.

(5)	The information regarding beneficial ownership by Jeffrey L. Gendell and certain affiliated entities (collectively, “Gendell”) is reported in a Schedule 13G, (the “Gendell Schedule 13G”), filed by Tontine Financial Partners, L.P. with the SEC on January 12, 2018. In its capacity as an investment adviser, Gendell may be deemed to share beneficial ownership over the shares owned of record by its clients. According to the Gendell Schedule 13G, Gendell has shared voting and shared dispositive power over 372,913 shares. According to the Gendell Schedule 13G, Tontine Financial Partners, L.P. and Tontine Management, L.L.C. have shared voting power over 331,825 shares. Tontine Asset Associates, LLC has shared voting power over 41,088 shares. The address of the principal office of Gendell is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830-7251.

(6)	The information regarding beneficial ownership by Emanuel J. Friedman and certain affiliated entities (collectively, “Friedman”) is reported in a Schedule 13G, (the “Friedman Schedule 13G”), filed by EJF Capital LLC with the SEC on February 22, 2018. According to the Friedman Schedule 13G, Friedman has shared voting and shared dispositive power over 541,661 shares. According to the Friedman Schedule 13G, EJF Capital LLC and EJF Sidecar Fund, Series LLC – Small Financial Equities Series have shared voting power over 541,661 shares. The address of the principal office of Friedman is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.

PROPOSAL I — ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated Richard Perkins, Ted Kinsey and John Peck to serve for a three-year term and until their successors are elected and qualified. Delaware law and the Company’s Bylaws provide that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. Stockholders are not entitled to cumulate their votes for the election of directors. If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Nominating and Corporate Governance Committee of the Board of Directors may recommend, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

The Nominating and Corporate Governance Committee seeks to nominate candidates with diverse experience and perspective and who have the ability to contribute to the various aspects of our business and a willingness to make the significant commitment of time and effort required of our directors. Community involvement and leadership are important criteria for our Board Members and Executive Management. We believe that each or our nominees and our other directors possess these attributes as discussed in the biographies below. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including recommendations submitted by stockholders. The Nominating and Corporate Governance Committee believes that Messrs. Perkins, Kinsey and Peck bring significant level of financial leadership, oversight and expertise stemming from their professional careers in our local communities to our Company.

The following table sets forth for the nominees and for each director and named executive officer such person’s name, age, and the year such person first became a director, and the number of shares and percentage of Common Stock beneficially owned.

The Board of Directors recommends a vote “FOR” the nominees named below as directors of the Company.

NAME	AGE(1)	YEAR FIRST ELECTED DIRECTOR		PRESENT TERM TO EXPIRE	SHARES OF COMMON STOCK BENEFICIALLY OWNED(2)(3)(4)	PERCENT OF CLASS(3)
BOARD NOMINEES FOR TERM TO EXPIRE IN 2021

Richard Perkins	65	2014		2018	1,100	n/a
Ted S. Kinsey	72	2008		2018	16,169	0.2%
John E. Peck	53	2000		2018	55,811	0.8%

DIRECTORS CONTINUING IN OFFICE

Michael L. Woolfolk	64	2012		2019	62,793	0.9%
Steve Hunt	56	2010		2019	4,161	0.1%
Mark D. Alcott	51	2018	(5)	2019	—	n/a
Clay Smith	66	2011		2020	12,080	0.2%
Harry J. Dempsey	60	1999		2020	38,544	0.6%
Dr. Thomas I. Miller	73	2015		2020	21,728	0.3%
Other Named Executive Officers
Billy C. Duvall	52	—		—	39,636	0.6%
Bailey C. Knight	50	—		—	10,240	0.2%
Keith Bennett	56	—		—	15,166	0.2%

All Executive Officers and Directors as a Group (11 persons)					277,428	4.1	%(6)

(footnotes on next page)

(1)	At December 31, 2017.
(2)	At the Record Date. In accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes shares owned directly by the named indviduals, shares held by their spouses, minor children and trusts over which they have or share voting or investment power. Does not include shares held or beneficially owned by other relatives as to which the named individuals disclaim beneficial ownership.
(3)	Includes unvested shares held in the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”) that may be voted by the Following persons: 9,527 shares by Mr. Peck, 7,140 shares by Mr. Woolfolk, 5,875 shares by Mr. Duvall, 5,832 shares by Mr. Knight and 979 shares by Mr. Bennett. All shares issued to Messrs. Peck, Woolfolk and Duvall under the 2013 Plan vest over a three year period at 33.3% per year. Mr. Knight has 4,855 shares issued that will vest over a three year period and 977 shares that vest over a four year period. Mr. Bennett’s 979 shares under the 2013 Plan vest over a four year period at 25% per year. Includes shares earned and held in the Company’s ESOP that may be voted by the following persons: 2,898 shares by Mr. Peck, 4,527 shares by Mr. Woolfolk, 4,088 shares by Mr. Duvall, 3,527 shares by Mr. Bennett and 3,276 by Mr. Knight.
(4)	Includes 6,648,589 shares of the Company’s Common Stock outstanding as of the record date.
(5)	Mr. Alcott was appointed to the Board of Directors of the Company on April 18, 2018 as part of a standstill agreement between the Company and Joseph Stilwell and the Stilwell Group.

Listed below is certain information about the principal occupations of the Board nominees and the other directors of the Company. Unless otherwise noted, all such persons have held these positions for at least five years.

Director Nominees

Richard Perkins. Mr. Perkins was appointed to the Board of Directors on January 15, 2014. Mr. Perkins graduated from Western Kentucky University with a business degree and later from the Stonier Graduate School of Banking. Mr. Perkins began his career with the Federal Deposit Insurance Corporation (“FDIC”) as a field examiner, later serving as field supervisor in western Kentucky and southern Illinois. Mr. Perkins currently provides part-time consulting services to ProBank Austin. Mr. Perkins regulatory experience with the FDIC and as a consultant to financial institutions, as well as his business and accounting experience are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Ted S. Kinsey. Mr. Kinsey, elected in 2008, has served as the owner and operator of Parkway Chrysler, Inc. in Benton, Kentucky since 1980. Mr. Kinsey previously served as a Director of the Bank of Marshall County in Benton, Kentucky and Mercantile Bank of St. Louis, Missouri. Mr. Kinsey has served as a director of the Benton Electric System since 2004 and the Marshall County Hospital in Benton, Kentucky since 2006. Mr. Kinsey is a member and serves on the finance committee of the First Baptist Church of Benton, Kentucky. Mr. Kinsey’s business and banking experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provides significant value to the Board.

John E. Peck. Mr. Peck has served as President and Chief Executive Officer of both the Company and the Bank since July 2000. Prior to that, Mr. Peck was President and Chief Executive Officer of United Commonwealth Bank and President of Firstar Bank-Calloway County. Mr. Peck was a past Board Member and Chairman of the Christian County Chamber of Commerce, Jennie Stuart Hospital and Murray-Calloway County Hospital. Mr. Peck holds a Bachelor of Science of Business Administration with a concentration in Finance from the University of Louisville. Mr. Peck is a graduate of the Louisiana State University School of Banking. Mr. Peck is a member and serves on the finance committee of the First Baptist Church of Hopkinsville. Mr. Peck’s banking experience, his knowledge of products and services and the regulatory environment in which the Company operates, as well as his relationships in the banking and financial services industry are among his qualifications to serve on the Board of Director and provide significant value to the Board.

Continuing Directors

Michael L. Woolfolk. Mr. Woolfolk has served as Executive Vice President and Chief Operations Officer of the Bank since August 2000. Mr. Woolfolk was appointed to the Board of Directors of the Company on August 15, 2012. Mr. Woolfolk was elected to the Company’s Board of Directors in 2013. Prior to that, he was President of First-Star Bank-Marshall County, President and Chief Executive Officer of Bank of Marshall County and President of Mercantile Bank. Mr. Woolfolk is a member of Hillcrest Baptist Church of Hopkinsville. Mr. Woolfolk has extensive banking experience and is knowledgeable of banking products and services as well as the regulatory environment in which the Company operates. This industry knowledge as well as his relationship in the banking and financial services industries are among his qualifications to serve on the Board of Director and provide significant value to the Board.

Steve Hunt. Mr. Hunt, elected in 2010, is Vice-President of Agri-Power Inc., a Board Member of Agri-Chem and a partner in Hunt Farms, all headquartered in Hopkinsville, Kentucky. Agri-Power operates fifteen retail dealerships for IH Case, New Holland, Kubota and Kinze in western Kentucky, southern Indiana, southern Illinois, western Tennessee, northern Alabama and Mississippi. Agri-Chem provides agricultural related products and services throughout Western Kentucky as well as operates a river terminal on the Cumberland River in Lyon County, Kentucky. Hunt Farms is a family owned farm with approximately 10,000 acres of corn, wheat and soybeans and approximately 25 acres of tobacco. Mr. Hunt is a sixteen year board member of the Christian County Water District, a nineteen year board member and past president of the Kentucky Small Grain Grower Association, a six year board member of the Christian County Chamber of Commerce Agricultural and Commerce Committee and member of Hillcrest Baptist Church. Mr. Hunt’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provides significant value to the Board.

Mark D. Alcott. Mr. Alcott has served as Managing Partner of the law firm Harlin, Parker, Alcott & Chaudoin PSC for the past twenty years, where he represents, among other clients, regional and national banks on commercial transactions and in litigation. Mr. Alcott also serves as a director of H.P.R., Inc., a real estate holdings company, a position he has held since 1997. He previously served from 2005 to 2006 as Bowling Green City Commissioner tasked with improving internal controls. In addition, Mr. Alcott has served as a director of various non-profit organizations. Mr. Alcott earned his J.D. from the University of Kentucky and his B.S. in Agri-Business with Minors in Economics and Business Administration from Western Kentucky University. He is not employed by any parent, subsidiary or other affiliate of the Corporation. On April 10, 2018, the Company and Bank entered into an agreement with Stilwell Activist Fund, L.P., Stilwell Activist, L.P., Stilwell Partners, L.P., each a Delaware limited partnership, Stilwell Value LLC, a Delaware limited liability company, and Joseph Stilwell. The agreement provided that the Board of Directors of the Company would expand the Board by one seat to nine members and appoint Mr. Alcott to serve as a director of the Company in the class of directors expiring at the Company’s 2019 Annual Meeting of Stockholders. Pursuant to the Agreement, Mr. Alcott will also be nominated by the Board of Directors to be elected at the 2019 Annual Meeting of Stockholders to serve until the 2022 Annual Meeting of Stockholders. Mr. Alcott also has been and will be elected for concurrent terms as a director of Heritage Bank. Mr. Alcott was elected to the Board of Directors on April 18, 2018.

Clay Smith. Mr. Smith, elected in 2011, has served as the owner and operator of Pennyrile Ford Lincoln Mercury in Hopkinsville, Kentucky since 2002. Prior to that, Mr. Smith served as Chief Financial Officer of Jenkins and Wynne Honda, Ford and Lincoln for thirteen years. Mr. Smith is a member of the Hopkinsville Rotary Club. Mr. Smith has served as past chairman on several committees of the First Baptist Church of Hopkinsville, of which he is a member. Mr. Smith’s business and financial experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provides significant value to the Board.

Harry J. Dempsey, MD. Dr. Dempsey, first elected in 1999, served as an anesthesiologist with Christian County Anesthesia in Hopkinsville, Kentucky, from 1985 through 2016. Dr. Dempsey currently serves as Medical Director of Anesthesia at Baptist Health Madisonville, Kentucky. Dr. Dempsey has numerous business interests including agricultural, retail and residential development and retail and residential construction. Mr. Dempsey has twice served as a Medical Staff President at Jennie Stuart Medical Center and as a director on the Medical Center’s hospital board. Dr. Dempsey is currently a Director and Treasurer for the Christian County Health Department. Dr. Dempsey is a past chairman of the United Way of Christian County. Dr. Dempsey’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Thomas I. Miller, Ph.D. Dr. Miller served as a Director of the Company from 2002 to 2013. Dr. Miller was re-appointed to the Board of Directors on December 16, 2015 upon the retirement of Mr. Gilbert E. Lee and was re-elected to the Board of Directors at the 2017 Annual Meeting of Stockholders. From 1967 to 2014, Dr. Miller served as an instructor, assistant professor, associate professor, and professor of accounting at Murray State University. Dr. Miller served as Chairman of the Accounting Department for 17 years; coordinator of planned giving for 5 years; Executive Director of the Murray State University Foundation for over 20 years; and served twice as the interim president of Murray State University and was appointed the 12th President of Murray State University in 2014. Dr. Miller was a partner in the public accounting firm of Miller & Wilson, a certified public accounting firm located in Murray, Kentucky from 1993 through 2010. He was a member of the AICPA, the Kentucky Society of CPAs, the American College of Forensic Examiners and the American Accounting Association. Dr. Miller is a former chairman and trustee of the Murray-Calloway County Hospital Board and served as a board member of the Murray Electric System for 12 years. Dr. Miller’s academic and professional experience are among his qualifications to serve on the Company’s Board of Directors and provide significant value to the Board.

Other Executive Officers of the Company

Billy C. Duvall. Mr. Duvall has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Bank since June 1, 2001. Prior to that, he was an auditor with Rayburn, Betts & Bates, PC, independent public accountants and nine years as a Principal Examiner with the National Credit Union Administration. Mr. Duvall holds a Bachelor of Business Administration from Austin Peay State University in Accounting and Finance. Mr. Duvall is a Certified Public Accountant of the Commonwealth of Virginia. Mr. Duvall is a board member for the Pennyroyal Mental Health Center and a member of Southside Church of Christ in Hopkinsville.

Bailey C. Knight. Mr. Knight was promoted to Chief Credit Officer on January 15, 2016. Mr. Knight was hired by the Company on April 2, 2012 as the Cheatham County Market President and has served as the Company’s Senior Lending officer. Prior to that, he was the Regional Executive and Team Lead with Capital Bank/GreenBank and has over 25 years of Commercial Banking experience. Mr. Knight holds a Bachelor of Business Administration in Finance from Austin Peay State University. Mr. Knight currently serves on the Board of the Mid-Cumberland Area Development Company and the Cheatham County Chamber of Commerce. Mr. Knight is a past Board Member of the Clarksville Downtown Kiwanis Club and of Clarksville Aspire. He is also a graduate of Leadership Clarksville; Southeastern School of Banking; Southeastern School of Commercial Lending and a member of Lone Oak Baptist Church, Cunningham, Tennessee.

Keith Bennett. Mr. Bennett has served as Montgomery County, Tennessee Market President for the Bank since November 2005. Prior to that, Mr. Bennett was Vice President of Commercial Lending for Farmers and Merchants Bank and First Federal Savings and Loan, both of Clarksville, Tennessee. Mr. Bennett served seven years as a field examiner with the Office of Thrift Supervision. Mr. Bennett holds a Bachelor of Business Administration in Accounting from the University of Tennessee at Martin.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Horne LLP (“Horne”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The firm of Rayburn | Fitzgerald PC served as the Company’s auditors from 2000 until December 2016. Rayburn | Fitzgerald PC was acquired by CRI in December 2016. Representatives of CRI and Rayburn | Fitzgerald are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. For a discussion of the fees paid to CRI for the 2017 and 2016 fiscal years, see “Independent Registered Public Accounting Firm” below.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Horne LLP as the Company’s independent registered public accounting firm.

As to ratification of the independent registered public accounting firm, the proxy card being furnished by the Board of Directors enables a stockholder to: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” from voting on the proposal. Ratification of the independent public accounting firm must be approved by the affirmative vote of a majority of the votes cast on the proposal, without regard to broker non-votes or proxies marked “ABSTAIN.” See “Independent Registered Independent Accounting Firm.”

PROPOSAL III — A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the stockholders of HopFed Bancorp, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the related disclosure in the Proxy Statement.”

Because this vote is advisory, it will not be binding upon the Board of Directors and may not be construed as overruling a decision by the Board nor create or imply any additional fiduciary duty by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast on the proposal. On this matter, broker non-votes and abstentions will have no effect on the voting.

Our overall executive compensation policies and procedures are described under “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. Our compensation policies and procedures are centered on a pay-for-performance culture. The Board of Directors believes the Company’s compensation practices are aligned with the long-term interests of our stockholders.

The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that are intended to reward executives for results consistent with stockholder interests. In last year’s Proxy Statement for the 2017 Annual Meeting, a similar vote was requested by the Company. The results for last year’s votes were as follows:

For - 2,337,801             Against - 2,254,494             Abstain - 66,493

Beginning in 2013, the Company encountered an activist shareholder (“activist”). The activist staged an aggressive campaign against management’s say on pay proposal and a proposal to approve the 2013 Long Term Incentive Plan. The activist ran a Board nominee in opposition to one of management’s nominees. The activist was successful in winning a board seat but did not win on the other proposals. The activist’s stated reason for the proxy contest was a disagreement with the Company’s management over a then pending acquisition of another bank. In communication with other significant shareholders during the proxy contest, we were told that other institutional holders were voting against the say on pay proposal as part of their lack of support for the acquisition. The target company did not meet its financial goals as required by the merger agreement, and both companies subsequently agreed to terminate the acquisition.

At June 30, 2017, the Board of Directors extended the contracts of Messrs. Peck, Woolfolk and Duvall. The Compensation Committee did not increase the base compensation of Messrs. Peck, Woolfolk and Duvall. The Compensation Committee engaged Blanchard Consulting Group (“Blanchard”) to conduct a survey of the total compensation packages of named executive officers as compared to a peer group established by the Compensation Committee. A summary of the findings of Blanchard are included under “Compensation Discussion and Analysis.”

The Compensation Committee has further engaged Blanchard to assist the Committee in the integration of performance based metrics into the Company’s long term incentive plan. The Compensation Committee and the Board of Directors remain committed to the premise that Named Executive Officers should receive a meaningful portion of their total compensation in the form of the Company’s common stock, ensuring that the best interest of the named executives are aligned with shareholders.

Our Board and our Compensation Committee believe that our commitment to responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING PROPOSAL III, THE COMPENSATION OF EXECUTIVES.

CORPORATE GOVERNANCE AND OTHER MATTERS

BOARD OF DIRECTORS AND STOCKHOLDER MEETINGS

The Board of Director’s met twelve times during the fiscal year ended December 31, 2017. All directors attended at least 75% of the Board of Director’s meetings and assigned committee meetings in 2017. The Company encourages directors’ attendance at its Annual Meetings and requests that directors make reasonable efforts to attend. All members of the Board of Directors attended the 2017 Annual Meeting.

BOARD OF DIRECTOR INDEPENDENCE

The Securities and Exchange Commission has approved listing standards for the NASDAQ Global Market (“NASDAQ”) relating to director independence. The listing standards affect the composition of the Company’s Board of Directors and Board committees and impact individual Board members. NASDAQ requires that a majority of the Company’s Board of Directors be independent.

Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board of Directors affirmatively determines have no relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with the Company and its competitors, suppliers and customers; their relationships with management, other directors and stockholders; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Messrs. Dempsey, Hunt, Kinsey, Miller, Smith, and Perkins are independent directors of the Company within the meaning of applicable NASDAQ listing standards. At the time of his appointment to the Company’s Board of Directors, Mr. Alcott was considered an independent director. Independent Board members met in executive session without management present two times during the year ended December 31, 2017.

Under NASDAQ rules, a director who is employed by the Company is not considered to be independent. Accordingly, the Board of Directors has determined that Messrs. Peck and Woolfolk, each of whom is employed by both the Company and the Bank, are not independent.

STOCKHOLDER COMMUNICATION

Stockholders may communicate directly with members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: P.O. Box 537, Hopkinsville, Kentucky 42241-0537. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual, unless the Company believes the communication may pose a security risk. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics that applies to all officers, other employees and directors. A link to the Code of Ethics is on the Investor Relations portion of the Company’s website. Any waiver or substantive amendments of the Code of Ethics applicable to the Company’s directors and executive officers also will be disclosed on the Company’s website.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating Corporate Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards. The Board of Directors has adopted a charter for each of the three standing committees. Links to these committee charters are on the “Investor Relations” portion of the Company’s website at: www.bankwithheritage.com. The Board of Directors of each of the Company and the Bank also has an Executive Committee.

Audit Committee

The current members of the Audit Committee are Mr. Perkins, who serves as the Chairman, and Messrs. Miller and Smith. Each of the members of the Audit Committee is independent within the meaning of applicable NASDAQ rules. The Board of Directors has determined that each of the Audit Committee members has the requisite expertise generally required of an audit committee member under NASDAQ standards and that Mr. Perkins is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

Mr. Perkins was employed by more than 25 years by the Federal Deposit Insurance Corporation (“FDIC”) as both an examiner and supervisory of examiners of several offices in the Midwest. Mr. Perkins supervised commercial banks of various sizes and complexities, including publically traded institutions that were required to adhere to both FDICA and Sarbanes Oxley requirements. Mr. Perkins professional requirements precluded him from owning stocks in the commercial banks that he did or could supervise in his normal duties. The Board of Directors has deemed that Mr. Perkins educational and professional background possess sufficient experience to qualify as an audit committee financial expert.

Dr. Miller served as an instructor, assistant professor, associate professor and professor of accounting at Murray State University from 1967 to 2014. Dr. Miller was chairman of the accounting department for 17 years and twice served as interim president of Murray State University. Dr. Miller was later appointed as the 12th President of Murray State University. Dr. Miller was a partner in a public accounting firm of Miller and Wilson from 1993 to 2010. Along with other attributes outlined in Dr. Miller’s biography included in this report, the Board of Directors deems that Dr. Miller’s educational and professional background qualify him to serve as an audit committee financial expert.

The Board of Directors believes that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the committee. The Audit Committee has authority to engage legal counsel, accounting professionals and other experts it deems appropriate to carry out its responsibilities. The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements. The Audit Committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

The Audit Committee met eight times during 2017. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) registered public accounting firms; (ii) complaints relating to accounting, internal accounting controls or auditing matters; (iii) authority to engage advisors; and (iv) funding as determined by the audit committee. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors, available on the “Investor Relations” portion of the Company’s website at: www.bankwithheritage.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent auditor. The policy requires that all services to be provided by the independent auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided during 2017.

Compensation Committee

The members of the Compensation Committee are Mr. Hunt, who serves as the Chairman, and Messrs. Kinsey and Miller, each of whom is a non-employee director and is also independent within the meaning of NASDAQ listing standards. The Compensation Committee met three times during 2017. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning compensation, including incentive compensation, of the executive officers and directors. The Compensation Committee also administers our stock incentive plans. A link to the Compensation Committee Charter is on the “Investor Relations” portion of our website.

Nominating and Corporate Governance Committee

The independent members of the Board of Directors serve as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2017, the Nominating and Corporate Governance Committee held five meetings.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for the Company and serving the long-term interests of the Company’s stockholders. The committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such director’s overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Company during the applicable time period (incumbent directors whose terms are to expire do not participate in such review); and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ rules, and then selects a candidate for recommendation to the Board of Directors by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses a network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a stockholder(s) holding more than 5% of the Company’s voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided the stockholders follow the procedures set forth in the Company’s Certificate of Incorporation. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, and based on whether the candidate was recommended by a stockholder or otherwise.

The Company’s Certificate of Incorporation provides that, to be timely, a stockholder’s notice of nomination must be delivered or mailed to the Secretary of the Company not less than 30 days nor more than 60 days prior to an annual meeting; provided, however, that in the event that less than 40 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be not later than close of business on the 10th day following the date on which notice is mailed. A stockholder’s notice of nomination must also set forth as to each person who the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, and (d) any other information reasonably requested by the Company.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Stockholder nominations may be proposed by any shareholder eligible to vote at an annual meeting provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation. See “Date for Submission of Stockholder Proposals.”

The Nominating and Corporate Governance Committee may reject any nomination by a stockholder not made in accordance with the requirements of the Company’s Certificate of Incorporation. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the chairman of the annual meeting shall, if the facts warrant, determine at the annual meeting whether the nomination was made in accordance with the terms of the Certificate of Incorporation.

Executive Committees

The Board of Directors of each of the Company and the Bank has established an Executive Committee which, when the Board of the Company or the Bank is not in session, may exercise all of the authority of the Board except to the extent that such authority is limited by law or Board resolution. Members of the Executive Committee of each of the Company and the Bank are Messrs. Hunt, Dempsey, Kinsey and Peck. During 2017, the Executive Committee of the Company and the Bank meet two times.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”), comprised of three independent directors, has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to directors and executive officers) and review and approve annually all compensation decisions relating to the President and Chief Executive Officer (“CEO”) and the other executive officers of the Company. The Committee meets a minimum of two times annually to review executive compensation programs, approve compensation levels and performance targets, review management performance, and approve final executive bonus distributions. The Committee operates in accordance with a charter, most recently revised in January 2018, which sets forth its rights and responsibilities. The Committee and the Board annually review the charter.

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our Named Executive Officers listed in the Summary Compensation Table. Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of each of the Named Executive Officers (“NEOs”) has the potential to impact both our short-term and long-term profitability. Therefore, we place considerable importance on the design and administration of the executive compensation plans, policies and benefit programs.

Compensation Philosophy and Objectives

The Company and the Committee believe that the compensation paid to executive officers should be closely aligned with the long term performance of the Company, such compensation must be competitive with similar institutions in the region, and compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Committee utilizes both salary and equity compensation as a tool to attract and retain key executive officers.

The Committee believes that compensation should be structured to ensure that a portion of the executive’s compensation opportunities will be directly related to the Company achieving its longer term goals established in its Three Year Business Plan. Execution of the Company’s Three Year Business Plan may not result in immediate improvement in the Company’s stock price as the Company’s plan includes the reduction of loans classified as substandard, the introduction of loan production offices in Nashville, Tennessee, and quality loan portfolio growth. In prior years, the Committee chose to de-emphasize many established financial metrics such as return on assets and return on equity as the Company’s performance against these metrics may be lower than ideal in the short term and may work against the Company’s long term best interest. As the financial industry has largely recovered from a severe recession, the Board of Directors and the Compensation Committee have sought to integrate selected financial metrics into the evaluation of NEOs and the awarding of restricted stock grants.

The Board of Directors assigned the Compensation Committee with the task of integrating specific performance based metrics with the HopFed Bancorp, Inc. 2015 Long Term Incentive Plan (“HFBC Plan”). The change in compensation policies are being undertaken to ensure that the Company’s compensation practices provide meaningful incentives to Named Executive Officer’s (“NEO’s”) while also enhancing shareholder value. In prior years, NEOs received 25% of their base salary in restricted stock grants with no cash bonuses. This practice was intended to increase the NEOs level of equity ownership in the Company and retain NEOs deemed by the Board of Directors to be critical to the Company’s future success.

The Compensation Committee retained Blanchard to assist in identifying a pool of similar financial institutions that the Committee could use as a peer group and to conduct an analysis of the compensation practices for NEOs of those institutions. The Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. The Compensation Committee assessed the independence of Blanchard, taking into account related factors in accordance with SEC and NASDAQ rules and concluded that the work of Blanchard did not raise any conflict of interest that would prevent the firm from independently advising the Committee.

On March 28, 2016, the Compensation Committee approved final revisions to the Company’s compensation policies for NEOs. The Compensation Committee will place additional requirements for NEOs that receive restricted stock awards under the HFBC Plan. The Compensation Committee has made the following policy revision for NEOs receiving future restricted stock awards:

•	All future incentive awards to NEOs will include claw back provisions in the event of material misstatements of the Company’s financial statements which require a material restatement of our Consolidated Financial Statements. The NEO participating in the HFBC Plan may be required to refund the Company for any cash bonus received and restricted stock award granted if the receipt of that award was achieved by financial results that were materially misstated and required a restatement of the Company’s audited financial statements.

•	All NEOs will be required to own a minimum amount of the Company’s common stock to qualify for restricted stock awards. The CEO must own HFBC common stock with a value equal to 1.5 times the CEO’s annual base salary. The Company’s Executive Vice President (“EVP”) must own HFBC common stock with a value equal to 1.25 times of the EVP’s annual base salary. All Senior Vice Presidents (“SVP”) must own HFBC common stock with a value equal to 1.0 times of the SVP’s annual base salary. All current NEOs are in compliance with these ownership requirements with the exception of Mr. Knight, who was appointed Chief Credit Officer on January 16, 2016. Mr. Knight and any newly appointed NEO may participate in the plan under the revised policy and may take up to five years from the date of their appointment as a NEO to achieve this required level of common stock ownership.

•	Incentive awards may be modified, reduced or eliminated by the Compensation Committee based on the Company’s satisfactory level of regulatory performance.

•	Each NEO must receive a satisfactory performance evaluation by the Compensation Committee before any incentive award is granted.

•	The Company’s banking subsidiary must have achieved 70% of the current year’s budgeted net income before any incentive payments are granted.

•	Incentive awards for NEOs will be in the form of restricted stock, with the award vesting over a three year period.

•	The Compensation Committee may award cash bonuses in additional to restricted stock awards. Cash awards are discretionary by the Compensation Committee.

•	The Compensation Committee is solely responsible for establishing the criteria and various financial, operational and other targets used to determine incentive payouts. The Compensation Committee will use a proportional approach to calculate incentive payouts for performance that falls in-between each of the above criteria levels.

For the year ending December 31, 2016, the Compensation Committee selected three financial metrics to determine the level of NEO performance based awards. The Company’s Board of Directors maintains discretionary authority with a 20% weighting. The metrics chosen and their respective weightings are as follows and are measured at the subsidiary Heritage Bank level:

• Return on Average Assets	Weighted 30%

• Non-performing assets / Total Asset Ratio	Weighted 30%

• Efficiency Ratio	Weighted 20%

• Board Discretion	Weighted 20%

Each metric has three levels of payout, a threshold level, a target level and a maximum level of payout. To receive credit for a specific metric, the Bank must achieve the threshold level which will equal 10% of the NEO’s base salary. By reaching target level, the payout increases to 25% of base salary and the maximum payout is 40% of base salary. The Board of Directors will receive and approve identified levels of threshold, target and maximum levels each year. For the year ended December 31, 2016, the actual results of Heritage Bank were as follows:

• Return on Average Assets	0.38%
• Non-performing assets / Total Assets	1.29%
• Efficiency Ratio	86.34%

On September 20, 2017, the Board of Directors determined that no changes would be made to the base salaries of Messrs. Peck, Woolfolk, Duvall and Knight. On September 20, 2017, the Company made the following awards under the 2013 HopFed Bancorp, Inc. Long Term incentive Plan:

Named	Cash	Shares of
Executive	Bonus	Restricted Stock
John E. Peck	25,814.51	3,706
Michael L. Woolfolk	19,345.85	2,778
Billy C. Duvall	15,922.06	2,286
Bailey C. Knight	15,606.50	2,241

For the year ending December 31, 2017, the Compensation Committee selected the same financial metrics to determine the level of NEO performance based awards. Each metric has three levels of payout, a threshold level, a target level and a maximum level of payout. To receive credit for a specific metric, the Bank must achieve the threshold level which will equal 10% of the NEO’s base salary. By reaching target level, the payout increases to 25% of base salary and the maximum payout is 40% of base salary. For the year ended December 31, 2017, the actual results of Heritage Bank were as follows:

• Return on Average Assets	0.52%
• Non-performing assets / Total Assets	0.51%
• Efficiency Ratio	78.62%

On March 21, 2018, the Board of Directors determined that no changes would be made to the base salaries of Messrs. Peck, Woolfolk, Duvall and Knight. On March 21, 2018, the Company made the following awards under the 2013 HopFed Bancorp, Inc. Long Term incentive Plan:

Named	Cash	Shares of
Executive	Bonus	Restricted Stock
John E. Peck	31,989.80	4,327
Michael L. Woolfolk	23,973.94	3,242
Billy C. Duvall	19,731.03	2,669
Bailey C. Knight	19,329.73	2,614

On April 10, 2018, the Compensation Committee and the Board of Directors each approved the following change to the Company’s Compensation Policy as it relates to NEO’s:

•	Annually, the Compensation Committee will review the return on average equity (“ROAE”) calculated based upon the most recent publicly available financial statements issued by the Company’s chosen peer group as disclosed or to be disclosed in the Company’s proxy statement to stockholders for its Annual Meeting of Stockholders. If the Company’s ROAE for the most recently completed fiscal year does not equal or exceed the peer group’s average ROAE for the most recently completed year, then the Compensation Committee will not 1) approve salary increases, new bonus or incentive awards, perquisites, or any other additional compensation for the NEOs for such recently completed fiscal year; 2) extend or renew any employment agreement for the NEOs that includes one or more provisions that award perquisites or other personal benefits to the NEO that are not otherwise available to non-executive employees, including, but not limited to, use of or payment for a Company-leased vehicle, club membership, including reimbursement of country club dues, reimbursement for use of a home office, financial planning assistance, tax preparation, and/or cash payment for the payment of personal federal or state income taxes; or 3) award any additional restricted stock awards to NEOs. Such policy does not apply to payments or compensation to be made in accordance with pre-existing change in control agreements or equity award agreements.

Role of Executive Officers and Compensation Consultants

The Committee makes all compensation decisions for the CEO and all other executive officers of the Company. The CEO annually reviews the performance of each other Named Executive Officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee considers the CEO’s recommendations when making its final compensation decision for all executives other than the CEO.

The Committee utilizes the Human Resource Department and also has the authority under its charter to engage the services of outside consultants to assist the Committee. In accordance with this authority, the Committee in 2017 utilized the 2016 ABA Compensation and Benefits Survey Report (the “ABA Survey”), prepared for the American Bankers Association (“ABA”), to compare and benchmark the total compensation program for the CEO and other executive officers. The ABA Survey collects data from over 350 financial institutions and reports data on more than 200 bank employee salaries.

Setting Executive Compensation

Beginning in 2015, the Compensation Committee engaged Blanchard to review executive compensation. The Compensation Committee engaged Blanchard as an independent and objective third party to summarize issues relative to topics such as competitive compensation, cash and equity incentives, and executive benefits. Blanchard’s report to the Compensation Committee provided compensation benchmarks for the top four executives using data from publicly traded financial institutions and national industry surveys. In addition to compensation data, Blanchard will assist the Compensation Committee in the development and implementation of performance criteria to be used in conjunction with the Company’s long term incentive plan.

The Compensation Committee selected a peer group of twenty-two publically traded bank holding companies with assets between $650 million and $1.6 billion at December 31, 2016. The peer group includes bank holding companies located in Kentucky, Tennessee, West Virginia, Ohio, Missouri, Indiana and Illinois. The median size, financial performance, and financial condition of these institutions were analyzed to ensure similarity of business plans and comparability to the Company. Pursuant to NASDAQ Stock Market Rule 5605(d)(3)(D), the Committee conducted and completed an independence assessment.

The Compensation Committee developed the Company’s peer group using metrics in line with the methods of the two largest international proxy advisory groups. The following is a list of the Compensation Committee’s selected peer group:

MFSF	MutualFirst Financial Inc.	CSTR	CapStar Financial Holdings, Inc.

MVBF	MVB Financial Corp	KTYB	Kentucky Bancshares, Inc.

CIVB	Civista Bancshares, Inc.	HWBK	Hawthorn Bancshares

PFBI	Premier Financial Bancorp, Inc.	SMBK	SmartFinancial Inc.

LCNB	LCNB Corp	OVBC	Ohio Valley Banc Corp.

SMBC	Southern Missouri Bancorp, Inc.	NWIN	NorthWest Indiana Bancorp

PBIB	Porter Bancorp, Inc.	FSFG	First Savings Financial Group, Inc.

RBNC	Reliant Bancorp, Inc.	SBFG	SB Financial Group, Inc.

FMAO	Farmers and Merchants Bancorp, Inc.	MBCN	Middlefield Banc Corp

CLDB	Cortland Bancorp	FCAP	First Capital, Inc.

GFED	Guaranty Federal Bancshares, Inc.	CSBB	CSB Bancorp, Inc.

The table below provides selected financial metrics for the above mentioned peer group utilized by the Company’s compensation committee:

	Total Assets	Return on Average Assets	Return on Average Equity	Net Interest Margin	Efficiency Ratio	Non-Performing / Total Assets
Average	1,054,827	0.85%	8.29%	3.65%	68.32%	1.28%
25th Percentile	801,388	0.81%	7.67%	3.49%	72.63%	1.66%
50th Percentile	991,544	0.88%	8.98%	3.63%	67.69%	1.08%
75th Percentile	1,326,956	1.03%	10.14%	3.81%	63.57%	0.81%
2016 HopFed Bancorp	891,486	0.33%	3.26%	3.33%	85.43%	2.01%
2017 HopFed Bancorp	971,510	0.36%	3.78%	3.38%	82.18%	0.52%

For the year ended December 31, 2017, the performance differences between the Company and Heritage Bank are disclosed on Note 18 of the Company’s Consolidated Financial Statements filed on SEC Form 10-K/A on March 22, 2018. At December 31, 2017, the Corporation’s income statement included approximately $1.9 million in non-interest expenses and $436,000 of interest expense that was directly related to the operation of the corporation and included in the Company’s consolidated financial statements. At December 31, 2017, the Company’s net income was reduced by approximately $1.0 million due to the reduction in the value of our deferred tax assets required by the 2017 Tax Cut and Jobs Act.

It has been the long standing desire of the Compensation Committee to ensure that the Company’s named executive officers are paid at approximately the median of their peer group. The Compensation Committee has placed a greater emphasis on equity based compensation as a means to enhance the overall ownership position of the named executive officers and to ensure that management’s interest are properly aligned to that of all shareholders. As summarized in the table below, the Compensation Committee’s practices have included a competitive salary with little or no cash bonus and equity awards that are typically 25% of the named executive’s base salary.

The tables below includes the 2017 base salary for the named executive officer, any bonus paid in 2017 and a three year average of equity awards granted in 2014 to 2016. All other compensation represents the Company’s ESOP benefits, life insurance premiums, country club dues, Company car and Director Fees. For Mr. Peck, this amount includes $9,340 in fees paid by the Company for Heritage Bank’s use of a building Mr. Peck owns. The table below summarizes the compensation comparison of the Company’s Chief Executive Officer as compared to the Company’s Compensation peer group (22 companies reporting):

	Salary	Bonus	Cash Comp	Total Equity	Direct Comp	Total Comp
25th percentile	$298,772	30,442	360,665	—	362,800	453,029
50th percentile	329,335	80,099	405,785	22,524	441,872	507,095
75th percentile	392,314	135,204	523,730	48,641	564,513	660,474
John Peck, HFBC	$316,096	25,815	341,911	51,625	393,536	448,262
Peer percentile	33%	19%	20%	81%	32%	14%

The table below summarizes the compensation comparison of the Company’s Chief Operating Officer as compared to the Company’s Compensation peer group (10 companies reporting):

	Salary	Bonus	Cash Comp	Total Equity	Direct Comp	Total Comp
25th percentile	$191,805	38,173	265,106	4,240	277,290	327,774
50th percentile	217,565	51,571	273,796	20,255	300,425	364,257
75th percentile	249,494	89,286	285,817	34,023	322,207	406,372
Mike Woolfolk, HFBC	$236,888	19,346	256,234	38,698	294,932	333,089
Peer percentile	60%	Lowest	20%	92%	33%	27%

The table below summarizes the compensation comparison of the Company’s Chief Financial Officer as compared to the Company’s Compensation peer group (18 companies reporting):

	Salary	Bonus	Cash Comp	Total Equity	Direct Comp	Total Comp
25th percentile	$172,886	24,844	199,480	—	208,868	224,435
50th percentile	197,758	44,417	229,616	2,593	240,342	291,686
75th percentile	212,418	73,730	293,808	19,705	322,735	353,417
Billy Duvall, HFBC	$194,964	15,922	210,866	31,844	242,730	261,165
Peer percentile	47%	10%	33%	85%	52%	39%

The table below summarizes the compensation comparison of the Company’s Chief Credit Officer as compared to the Company’s Compensation peer group (15 companies reporting):

	Salary	Bonus	Cash Comp	Total Equity	Direct Comp	Total Comp
25th percentile	$158,796	16,003	183,484	—	183,484	217,586
50th percentile	187,953	38,160	245,748	4,892	283,458	310,016
75th percentile	251,138	57,079	286,582	36,750	314,981	328,555
Bailey C. Knight, HFBC	$191,100	15,607	206,707	31,217	237,924	252,274
Peer percentile	58%	24%	34%	69%	40%	37%

Base Salary

Base salary ranges are established based on a number of factors, including information gathered from the ABA Survey and the Blanchard survey of the Compensation Committee’s selected peer group. The surveys illustrate the market rate for select executive positions expressed as a percentage of the median paid by the respondent companies. Executive positions are individually benchmarked against these survey sources annually to establish a competitive salary range for each position, which is typically targeted to be at or slightly above the median of the survey results.

The actual base salary of each executive officer relative to the target established above is determined by the executive’s performance, which is evaluated annually by the CEO and reviewed and approved by the Committee. In the case of the CEO, the Committee also considers the performance of the Company, and the anticipated level of difficulty of replacing the CEO with someone of comparable experience and skill. Salaries for the named executive officers are set forth on the Summary Compensation Table.

The Committee adjusted the salary of Mr. Bennett to $183,379 effective on January 1, 2018. The Committee did not adjust the salaries of Messrs. Peck, Woolfolk, Duvall, and Knight from the prior year of $316,098, $236,888, $194,964 and $191,100, respectively. The Committee will review the contracts of Messer’s Peck, Woolfolk and Duvall in June 2018, with any changes effective July 1, 2017. In 2017, the Committee chose to extend to contracts of Messrs. Peck, Woolfolk and Duvall for one additional year.

Long Term Incentive Compensation

On April 3, 2017 and April 25, 2017, the Company made grants of 350 shares and 348 shares to Messrs. Knight and Bennett, respectively. On July 3, 2017, the Company awarded 1,044 shares of restricted stock to non-executive management employees. On September 20, 2017, the Company granted Messrs. Peck, Woolfolk, Duvall and Knight restricted stock awards of 3,706 shares, 2,778 shares, 2,286 shares and 2,241 shares, respectively. For the year ended December 31, 2017, all grants were awarded under the Company’s 2013 Long Term Incentive Plan.

Retirement Plans

401(k) Plan

The Company’s 401(k) Plan is a tax-qualified plan that covers all eligible salaried and hourly employees. The Company does not provide any matching dollars to employees who participate in the plan, including named executive officers. The 401(k) Plan is a defined contribution plan and as such the ultimate benefit is a derivative of the contributions made and the performance of the underlying investments. Each participant self directs their respective investments from an approved master list of qualifying investment funds. No Company issued securities are held in the 401(k) plan.

HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan

On March 2, 2015, the Company implemented the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “ESOP”) which covers substantially all employees who are at least 21 years old with at least one year of employment with the Company and Heritage Bank. Employer contributions to the ESOP are expected to replace matching and profit sharing contributions to the Heritage Bank 401(k) Plan sponsored by Heritage Bank. The Company has appointed three individuals as trustees of the ESOP. A directed corporate trustee has also been appointed. The ESOP will be administered by an Employee ESOP Committee (the “Committee”) currently composed of eleven individuals selected by the Company.

On March 2, 2015, the ESOP purchased an initial block of 600,000 shares from the Company at a cost of $7,884,000, using proceeds from the first advance under the ESOP Loan. In accordance with the ESOP Loan documents, the common stock purchased by the ESOP serves as collateral for the ESOP Loan. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the ESOP Loan is repaid. The ESOP shares are dividend paying. Dividends on unearned shares will be used to repay the ESOP Loan. For the year ended December 31, 2017, the Company expense for ESOP loan payments was $704,000. At December 31, 2017, the ESOP has released a total of 163,979 shares to the employees eligible to participate in the plan, including 64,032 released to participants for the year ended December 31, 2017.

Perquisites and Other Personal Benefits

The Company generally does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits not described above. For 2017, the exceptions are that the Company provided Messrs. Peck and Bennett with reimbursement of country club dues. Mr. Peck also has the use of a Company-leased vehicle. The values of these benefits are disclosed in the Summary Compensation Table.

As discussed in the Compensation Discussion and Analysis section of this report, on April 10, 2018, the Company’s Compensation Committee and Board of Directors made changes to the compensation policies and practices. These changes include the elimination of Mr. Peck’s use of a Company provided automobile and the reimbursement of country club dues for Mr. Peck and Mr. Bennett.

Employment and Other Agreements

The Company and Heritage Bank have employment agreements with Messrs. Peck, Woolfolk and Duvall. Mr. Knight and Mr. Bennett do not have an employment agreements at this time. The employment agreements with Messrs. Peck and Woolfolk are three-year agreements originally signed April 17, 2008. Annually on June 30th, the employment agreements of Messrs. Peck and Woolfolk may be extended for an additional one-year period beyond the then effective expiration date, provided that the Board determines in a duly adopted resolution that Messrs. Peck’s and Woolfolk’s performance has met the Board’s requirements and standards. The agreements provide for a base salary and certain perquisites as noted above. In addition, the agreements provide certain payments to Messrs. Peck and Woolfolk in the event his employment is terminated as a result of a change of control of the Company or the Bank and Messrs. Peck and Woolfolk are either 1) the principal executive office of the Company is relocated more than thirty miles from Hopkinsville, Kentucky (2) the Company requires Messrs. Peck and Woolfolk to be based anywhere other than an area in which the Company’s principal executive office is located (3) Messrs. Peck and Woolfolk’s duties, responsibilities, authority are material diminished (4) a material reduction in Messrs. Peck and Woolfolk’s base salary (5) a material reduction in the duties, responsibilities and authority of Mr. Woolfolk’s supervisor or Messrs. Peck and Woolfolk are terminated without just cause.

`Upon a termination within 12 months after a change in control, Messrs. Peck and Woolfolk would be entitled to receive a lump sum payment equal to 2.9 times of their base salary. The employment contact of Messrs. Peck and Woolfolk were extended on September 20, 2017 and now expires on June 30, 2020. The current base salary of Messrs. Peck and Woolfolk is $316,096 and $236,888, respectively. The Company’s employment agreements for Messrs. Peck’s and Woolfolk also provide for a gross-up payment to offset the effects of any excise taxes imposed on him under Section 4999 of the Internal Revenue Code. Upon a termination without just cause, Messrs. Peck and Woolfolk would be entitled to a lump sum payment equal to his remaining salary under the agreements. Messrs. Peck and Woolfolk each had their employment agreement extended on September 20, 2017 and now expires on June 30, 2020.

Mr. Duvall’s most recent employment agreement originated was for a three-year term beginning on July 1, 2013, and ending on June 30, 2016. The Compensation Committee may extend the employment agreement for an additional year prior to July 1 of each year. The contract provides for a base salary as noted above. In addition, the agreement provides certain payments to Mr. Duvall in the event his employment is terminated as a result of a change of control of the Company or the Bank and if either (1) the principal executive office of the Company is relocated more than thirty miles from Hopkinsville, Kentucky (2) the Company requires Mr. Duvall to be based anywhere other than an area in which the Company’s principal executive office is located (3) Mr. Duvall’s duties, responsibilities, authority or that of his supervisor are material diminished (4) a material reduction in Mr. Duvall’s base salary or he is terminated without just cause.

Upon a termination within 12 months after a change in control, Mr. Duvall would be entitled to receive an amount equal to 2.9 times his base salary if the change of control results in a diminution in the authority, duties or responsibilities of Mr. Duvall or the supervisor who he reports to or if the principal executive office of the Company is relocated more than thirty miles from Hopkinsville, Kentucky. Upon a termination without just cause, Mr. Duvall would be entitled to a lump sum payment equal to their remaining salary under the agreement. Mr. Duvall’s current base salary is $194,964. Mr. Duvall’s employment agreement was extended on September 20, 2017 and now expires on June 30, 2020.

The employment contracts for Messrs. Peck, Woolfolk and Duvall contain a non-solicitation provision which provides that Messrs. Peck, Woolfolk and Duvall will not make initiate contact with any employees of the Company or Bank with whom he had contact with during his term of employment for the purpose of soliciting such employee for hire for a period of one year. In the event of a change of control, the non-solicitation provision for Messrs. Peck, Woolfolk and Duvall becomes void. The Compensation Committee may continue to extend the employment agreement for an additional year prior to July 1 of each year.

The severance payments provided in the agreements are intended to qualify as short-term deferrals under Section 409A of the Internal Revenue Code and the regulations and guidance there-under. Except for these agreements, and our broad-based severance policy, none of our named executive officers has an agreement which requires us to pay their salaries for any period of time. We entered into these agreements because the banking industry has been consolidating for a number of years, and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe these agreements are consistent with market practice and assist us in retaining our executive talent. Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the CEO and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary, by its nature, does not qualify as performance-based compensation under Section 162(m). Grants of stock options and restricted stock under its stock award plans qualify as performance-based compensation under Section 162(m).

Computation of Principal Executive Officer to the Median Employee’s Compensation

In 2015, the SEC adopted a rule that requires the Company to annually disclose the ratio of the total annual compensation of its principal executive officer to the median employee’s total annual compensation as mandated by the Dodd-Frank Act. Item 402(u) of Regulation S-K sets forth the disclosure requirements and provides registrants with substantial flexibility to determine the pay ratio. The Company selected the median salary from this list of all employees who received compensation in the month of December 2017. This employee list excluded the principal executive officer but included all part time employees. Using this process, the Company determined that the median salary and benefits of the Company’s identified median employee is a customer service representative.

After identifying the median employee based on total compensation, the Company calculated total annual compensation for such employee using the same methodology used for the principal executive officer as set forth in the Summary Compensation Table in this Proxy Statement. Using this process, the Company determined that the median salary and benefits of the Company’s identified median employee was $39,638. The total annual compensation of the Company’s Chief Executive Officer was $459,840. The ratio of total annual compensation of the Chief Executive Officer to the Company’s median employee for the year ended December 31, 2017 is 11.6 to 1.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby furnishes this report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission. The Compensation Discussion and Analysis in this Proxy Statement is management’s report on the Company’s compensation programs and, among other things, describes material elements of compensation paid to the President and Chief Executive officer and other Named Executive Officers. The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, and subject to the limitations on the role and responsibility of the Compensation Committee, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2017. This report is submitted on behalf of the members of the Compensation Committee.

Respectfully submitted on April 16, 2018.

Steve Hunt, Chairman

Ted Kinsey

Thomas I. Miller

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2017 or is a former officer of the Company or any of its subsidiaries.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for the Company’s CEO, CFO, and the three other most highly compensated executive officers for the fiscal year ended December 31, 2017, December 31, 2016, and December 31, 2015.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)	All Other Compensation(3)	Total
John E. Peck	2017	$316,096	$25,813	$51,625	$65,871	$459,405
President & CEO	2016	$316,096	$31,083	$52,687	$62,922	$462,788
	2015	$316,098	—	—	$66,448	$382,546
Billy C. Duvall	2017	$194,964	$15,922	$31,844	$21,112	$263,842
Treasurer & CFO	2016	$194,964	$19,171	$32,489	$19,758	$266,382
	2015	$194,964	—	—	$19,450	$214,414
Michael L. Woolfolk	2017	$236,888	$19,346	$38,689	$42,848	$337,771
Chief Operating Officer	2016	$236,888	$23,294	$39,480	$73,015	$372,677
Secretary of Board	2015	$236,888	—	—	$38,125	$275,013
Keith Bennett	2017	$170,000	$6,909	$5,008	$24,374	$206,291
Montgomery Co.	2016	$178,415	$21,991	$5,005	$39,566	$244,977
Market President	2015	$177,425	$20,288	$5,005	$26,834	$229,552
Bailey C. Knight (4)	2017	$191,100	$15,607	$36,219	$17,305	$260,231
Chief Credit Officer	2016	$182,645	$5,168	$5,001	$14,353	$207,167

(1)	Mr. Bennett’s 2017, 2016 and 2015 bonuses and Mr. Knight’s 2016 bonus were earned as a result of obtaining goals in the Company’s loan officer incentive plan available to all loan officers.
(2)	Restricted stock awards approved by the Compensation Committee under the 2013 Plan that was approved at the 2013 Annual Meeting of Shareholders may vest over a three or four year period at a rate of 33.3% per year or 25% per year, respectively. All awards granted to the named executive officers were granted under the 2013 Plan. With the exception of Mr. Bennett, whose restricted stock awards vest over a four year period, all restricted stock awards granted to Named Executive Officers under the 2013 Plan in 2017 and 2016 vest over a three year period. Under the 2013 Plan, vesting is accelerated upon a change in control, the exercise of eligible options, the death or termination of employment without cause of the grant recipient or the termination of employment upon reaching normal retirement age. For Messrs. Peck, Duvall, Woolfolk and Knight, the Committee granted restricted stock awards totaling 3,706 shares, 2,286 shares, 2,778 shares and 2,241 shares, respectively on September 20, 2017. Mr. Knight was granted 350 shares of restricted stock on April 3, 2017. For Messrs. Peck, Duvall and Woolfolk, the Committee granted restricted stock awards totaling 4,844 shares, 2,765 shares and 3,360 shares, respectively on January 20, 2016. For Mr. Bennett, the Committee granted a restricted stock award of 385 shares on April 27, 2015, 441 shares on April 25, 2016 and 348 shares on April 25, 2017. The committee granted a restricted stock award of 436 shares to Mr. Knight on April 4, 2016. The grant date fair value of the awards shown in the above table was computed in accordance with FASB ASC TOPIC 718 and represents the total projected expense to the Company of awards made in 2015, 2016 and 2017.
(3)	In 2015, the Company’s benefit for participation in the ESOP for Messrs. Peck, Woolfolk, Duvall and Bennett was $20,063, $20,063, $17,398 and $15,527, respectively. In 2016, the Company’s benefit for participation in the ESOP for Messrs. Peck, Woolfolk, Duvall, Knight and Bennett was $19,207, $19,207, $17,888, $13,810 and $16,605, respectively. In 2017, the Company’s benefit for participation in the ESOP for Messrs. Peck, Woolfolk, Duvall, Knight and Bennett was $19,564, $21,223, $19,398, $16,766 and $16,429, respectively. In 2017, Mr. Peck was paid $8,986 for the Company’s use of a building he owns. Also included in this column are amounts for a life insurance policy that includes accidental death and disability and long term disability plan provided to all full time employees equal to three times the employee’s base compensation (up to $500,000 maximum coverage) and payments on Mr. Peck’s behalf of $5,122 and Mr. Bennett’s behalf of $6,132 for local country club memberships. The column titled other expenses also includes the lease payment of $11,448 on an automobile provided to Mr. Peck. In 2017, Messrs. Peck and Woolfolk received fees paid to the as Board of Directors of the Company totaling $18,400. In 2016, Messrs. Peck and Woolfolk received fees paid to the as Board of Directors of the Company totaling $16,075 and 15,300, respectively. In 2015, Messrs. Peck and Woolfolk received fees paid to the as Board of Directors of the Company totaling $15,300 each. The column also includes amounts of previously unpaid dividends and 5% interest on the unpaid dividends on restricted stock that vested in 2017.
(4)	Mr. Knight was appointed Chief Credit Officer on January 15, 2016.

Grant of Plan—Based Awards

The following table sets forth the plan-based grants made during the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015.

Name	Grant Date(1)	Estimated future payouts under Non-Equity Incentive Plan Awards	Estimated future payouts under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock(2)(3)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Stock and Option Awards		Grant Date Fair Value of Stock and Option Awards(4)
John E. Peck	9/20/2017	N/A	N/A	3,706	(2)	N/A		$13.93		$51,625
	1/20/2016	N/A	N/A	4,484	(2)	N/A		$11.75		$52,687
Michael L. Woolfolk	9/20/2017	N/A	N/A	2,778	(2)	N/A		$13.93		$38,698
	1/20/2016	N/A	N/A	3,360	(2)	N/A		$11.75		$39,480
Billy Duvall	9/20/2017 1/20/2016	N/A N/A	N/A N/A	2,286 2,765	(2) (2)	N/A N/A	$ $	13.93 11.75	$ $	31,844 32,489
Bailey Knight	9/20/2017 4/03/2017 4/04/2016 4/02/2015	N/A N/A N/A N/A	N/A N/A N/A N/A	2,241 350 436 386	(2) (3) (3) (3)	N/A N/A N/A N/A	$ $ $ $	13.93 14.29 11.47 12.97	$ $ $ $	31,217 5,002 5,001 5,006
Keith Bennett	4/25/2017 4/25/2016 4/27/2015	N/A N/A N/A	N/A N/A N/A	348 441 385	(3) (3) (3)	N/A N/A N/A	$ $ $	14.39 11.35 13.00	$ $ $	5,008 5,005 5,005

(1)	The Compensation Committee granted Messrs. Peck, Woolfolk and Duvall restricted stock awards on September 20, 2017 and January 20, 2016. The Compensation Committee granted Mr. Knight restricted stock awards on September 20, 2017, April 3, 2017, April 4, 2016 and April 2, 2015. The Compensation Committee granted Mr. Bennett restricted stock awards on April 25, 2017, April 25, 2016 and April 27, 2015. All awards were granted under the 2013 Plan.
(2)	Restricted stock awards approved by the Compensation Committee and awarded to Messrs. Peck, Woolfolk, Duvall vest over a three year period at a rate of 33.3% per year. The restricted stock award granted to Mr. Knight on September 20, 2017 vest over a three year period at a rate of 33.3% per year. Under the 2013 Plan, vesting is accelerated upon a change in control, the exercise of eligible options, the death or disability of the grants recipient, the termination without cause of the grant recipient or the grant recipient leaving service after reaching normal retirement age.
(3)	Restricted stock awards approved by the Compensation Committee under the 2013 Plan and awarded to Mr. Bennett vest over a four year period at a rate of 25% per year. Restricted stock awards granted to Mr. Knight on April 3, 2017, April 4, 2016 and April 27, 2015 vested over a four year period at a rate of 25% per year. Under the 2013 Plan, vesting is accelerated upon a change in control, the death of the recipient or termination without cause of the grant recipient.
(4)	The grant date fair value of the awards shown in the above table was computed in accordance with FASB ASC Topic 718 and represents the total projected expense to the Company of awards made in 2017, 2016 and 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards as of December 31, 2017. All outstanding restricted stock awards have been issued under the 2013 Plan.

Name	Underlying Unexercised Options Exercisable	Underlying Unexercised Options Unexercisable	Exercisable Option Exercise Price	Unexercisable Option Exercise Price	Number of Shares that have not vested		Value of Shares that have not Vested (1)
John E. Peck
2017 Restricted Stock Award	—	—	—	—	3,706	(2)	$52,255
2016 Restricted Stock Award	—	—	—	—	2,990	(3)	$42,159
Michael L. Woolfolk
2017 Restricted Stock Award	—	—	—	—	2,778	(2)	$39,170
2016 Restricted Stock Award	—	—	—	—	2,240	(3)	$31,584
Billy C. Duvall
2017 Restricted Stock Award	—	—	—	—	2,286	(2)	$32,233
2016 Restricted Stock Award	—	—	—	—	1,844	(3)	$26,000
Bailey Knight
2017 Restricted Stock Award	—	—	—	—	2,241	(2)	$31,598
2017 Restricted Stock Award	—	—	—	—	350	(4)	$4,935
2016 Restricted Stock Award	—	—	—	—	327	(5)	$4,611
2015 Restricted Stock Award	—	—	—	—	193	(6)	$2,721
2014 Restricted Stock Award	—	—	—	—	107	(7)	$1,509
Keith Bennett
2017 Restricted Stock Award	—	—	—	—	348	(8)	$4,907
2016 Restricted Stock Award	—	—	—	—	331	(9)	$4,667
2015 Restricted Stock Award	—	—	—	—	193	(10)	$2,721
2014 Restricted Stock Award	—	—	—	—	107	(7)	$1,509

(1)	The fair market value of the Company’s common stock price at the end of the fiscal year was $14.10 per share.
(2)	Remaining unvested shares that will vest 33.3% on September 20, 2018, 33.3% on September 20, 2019 and 33.4% on September 20, 2020.
(3)	Remaining unvested shares that will vest 50% on January 20, 2018 and 50% on January 20, 2019.
(4)	Remaining unvested shares that will vest 25% on April 3, 2018, 25% on April 3, 2019, 25% on April 3, 2020 and 25% on April 3, 2021.
(5)	Remaining unvested shares that will vest 33.3% on April 3, 2018, 33.3% on April 3, 2019 and 33.4% on April 3, 2020.
(6)	Remaining unvested shares that will vest 50% on April 2, 2018 and 50% on April 2, 2019.
(7)	Remaining unvested shares that will vest July 1, 2018.
(8)	Remaining unvested shares that will vest 25% on April 25, 2018, 25% on April 25, 2019, 25% on April 25, 2020 and 25% on April 25, 2021.
(9)	Remaining unvested shares that will vest 33.3% on April 25, 2018, 33.3% on April 25, 2019 and 33.4% on April 25, 2020.
(10)	Remaining unvested shares that will vest 50% on April 27, 2018 and 50% on April 27, 2019.

Option Exercises and Stock Vested

The following table sets forth exercised options and vested awards for the fiscal year ended December 31, 2017.

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
John E. Peck	N/A	N/A	3,764	$53,211
Billy C. Duvall	N/A	N/A	2,321	$32,812
Michael L. Woolfolk	N/A	N/A	2,820	$39,865
Keith Bennett	N/A	N/A	428	$6,196
Bailey Knight	N/A	N/A	427	$6,126

(1)	In 2017, the Compensation Committee did not grant any options.
(2)	Represents the number of shares of restricted stock vested in 2017.
(3)	For Messrs. Peck, Woolfolk and Duvall, the dollar realized on vesting shares was computed using the closing price of the Company’s common stock on June 19, 2017 at $14.51 per share and January 20, 2017 at $13.57 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year. For Mr. Bennett, the dollar realized on vesting shares was computed using the closing price of the Company’s common stock on April 25, 2017, April 27, 2017 and July 3, 2017 which was a weighted average price of $14.48 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year. For Mr. Knight, the dollar realized on vesting shares was computed using the closing price of the Company’s common stock on April 3, 2017, April 4, 2017 and July 3, 2017, which was a weighted average price of $14.35 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year

The following table sets forth exercised options and vested awards for the fiscal year ended December 31, 2016.

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
John E. Peck	N/A	N/A	5,894	$69,924
Billy C. Duvall	N/A	N/A	2,834	$34,131
Michael L. Woolfolk	N/A	N/A	3,442	$41,453
Keith Bennett	N/A	N/A	319	$3,693
Bailey Knight	N/A	N/A	320	$3,722

(1)	In 2017, the Compensation Committee did not grant any options.
(2)	Represents the number of shares of restricted stock vested in 2017.
(3)	For Mr. Peck, the dollar value realized on vesting shares was computed using the closing price of the Company’s common stock at June 20, 2016 and July 1, 2016 with a weighted average price of $11.86 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year. For Messrs. Woolfolk and Duvall, the dollar realized on vesting shares was computed using the closing price of the Company’s common stock on June 20, 2016, and July 1, 2016, with a weighted average price of $11.83 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year. For Mr. Bennett, the dollar realized on vesting shares was computed using the closing price of the Company’s common stock on April 27, 2016 and July 1, 2016, which was a weighted average price of $11.85 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year. For Mr. Knight, the dollar realized on vesting shares was computed using the closing price of the Company’s common stock on April 2, 2016 and July 1, 2016 with a weighted average price of $11.63 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year

EQUITY COMPENSATION PLANS

2013 Long-Term Incentive Plan. Pursuant to the 2013 Plan, which was approved at the 2013 Annual Meeting of Stockholders, 300,000 shares of Common Stock (subject to adjustment as provided for in the 2013 Plan) are available for issuance pursuant to a variety of awards, including options, share appreciation rights, restricted shares, restricted share units, deferred share units, and performance-based awards. The purpose of the 2013 Plan is to attract, retain and motivate select employees, officers, directors, advisors and consultants of the Company and its affiliates and to provide incentives and rewards for superior performance. The Compensation Committee did not make any restricted stock awards to non-employee directors during years ended December 31, 2017 and December 31, 2016. At December 31, 2017, the Company has issued 70,839 restricted stock awards under the 2013 Plan and may issue another 229,161 shares under the 2013 Plan.

The following table provides information as of December 31, 2017 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders 2013 Plan	300,000	—	229,161
Equity compensation plans not approved by shareholders	—	—	—

Total	300,000	—	229,161

DIRECTOR COMPENSATION

The following table sets forth the compensation received by the Company’s Board of Directors for the year ending December 31, 2017.

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation (2)	Total(3)
Harry J. Dempsey	$36,750	—	N/A	—	$36,750
Joseph Solomon (4)	$3,050	—	N/A	—	$3,050
Thomas I. Miller	$30,500	—	N/A	$5,400	$35,900
Ted S. Kinsey	$22,875	—	N/A	$5,400	$28,275
Steve Hunt	$21,125	—	N/A	—	$21,125
Clay Smith	$27,500	—	N/A	—	$27,500
John Peck (5)	$18,400	—	N/A	—	$18,400
Michael Woolfolk (5)	$18,400	—	N/A	—	$18,400
Richard Perkins	$23,700	—	N/A	—	$23,700

(1)	Members of the Board of Directors of the Company receive fees in their capacity as such. Messrs. Peck and Woolfolk, as Directors who are employed by the Company and the Bank receive additional compensation of $1,275 per month for their service as a director.
(2)	Cash payments to Directors of the Company for the participation in local Community Boards.
(3)	Includes a $500 monthly retainer and, with the exception of Board Chairman Dempsey, an additional $775 per month for each Bank board meeting attended. The Chairman of the Board receives $1,025 per month for each Bank board meeting attended. In addition, each non-employee board member receives $350 for committee meetings attended. Messrs. Kinsey and Miller also serve as community board members for the Bank. Community board members serve on non-voting advisory boards in their local communities of residence or influence. Messrs. Kinsey and Miller receive a monthly retainer of $450 as a community board member.
(4)	Mr. Solomon resigned from the Board of Directors on March 15, 2017.
(5)	Messrs. Peck and Woolfolk are employees of the Company. Their Board Compensation is also included in the “Other Compensation” section of the Named Executive Officer portion of this Proxy Statement.

During the year ended December 31, 2017, the Company’s Directors’ fees totaled $260,100, which included cash payments of $23,500 and $23,050, respectively, to two Directors of the Bank who are not Directors of the Company. The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits. Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also provide our directors with customary directors and officers liability insurance.

Potential Payments Upon a Change In Control or Termination

The following table quantifies the estimated change in control payment that would have been payable to each named executive officer assuming a change in control or involuntary termination without cause had occurred on December 31, 2017 and other requirements for payment had been met. The Company is not required to make any payments to executive officers upon their voluntary termination or termination with cause.

	Cash Severance	Stock Accelerated (1)	Estimated Tax Payments (2)	Total
John Peck
Change of Control	$916,678	94,414	454,992	1,466,084
Involuntary termination without cause	790,240	94,414	398,094	1,282,748
Billy Duvall
Change of Control	565,396	58,233	—	623,629
Involuntary termination without cause	487,410	58,233	—	545,643
Michael Woolfolk
Change of Control	686,975	70,754	340,978	1,098,707
Involuntary termination without cause	592,220	70,754	298,338	961,312
Bailey C. Knight
Change of Control	—	45,374	—	45,374
Involuntary termination without cause	—	45,374	—	45,374
Keith Bennett
Change of Control	—	13,804	—	13,804
Involuntary termination without cause	—	13,804	—	13,804

(1)	Assumes the immediate vesting of all unvested restricted stock upon a change in control using the fair market value of our Common Stock at December 31, 2017 of $14.10.
(2)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment. For Messrs. Peck and Woolfolk, a combined tax rate for federal, state, and local taxes of 45% is used in this calculation.

CERTAIN TRANSACTIONS

Our directors, executive officers, and members of their immediate families, as well as organizations with which such persons are affiliated, were customers of Heritage Bank during 2017. All loans to our related persons – as defined in Instruction 1 to item 404(a) of Regulation S-K were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee (the “Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2017, the Committee met eight times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to the public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Public Company Accounting Oversight Board Rules, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function within the organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended and adopted by the PCAOB in Rule 3200T, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee received reports throughout the year on the progress of the review of the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder. The Committee will continue to obtain updates by management on the process and will review management’s and the independent auditors’ evaluation of the Company’s system of internal controls.

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent auditors and management prior to release of Company quarterly and annual financial information or the filing of any such information with the Securities and Exchange Commission. The Committee also reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2017 with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Committee recommends the appointment of Horne LLP as the independent auditors for the Company.

The Audit Committee annually reviews its charter, reports to the Board of Directors on its performance and conducts a Committee self-assessment process.

Respectfully submitted on April 13, 2018.

Richard Perkins, Chairman

Ted S. Kinsey

Thomas I. Miller

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that during the year ended December 31, 2017 all such filing requirements were compiled in a timely.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CRI served as the Company’s independent registered public accounting firm for the years ended December 31, 2017 and December 31, 2016. We anticipate that a representative of CRI, will to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires. As discussed below, the Audit Committee recommends Horne LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 subject to ratification of the appointment at the Annual Meeting.

Changes in Registrant’s Independent Registered Public Accounting Firm

On December 21, 2016, the Company was informed by its independent registered public accounting firm, Rayburn | Fitzgerald PC, that its business had been acquired by Carr, Riggs & Ingram, LLC (“CRI”) effective immediately (the “Acquisition”). As a result of the Acquisition, Rayburn | Fitzgerald PC requested the Company’s consent to the assignment to CRI of an engagement letter prepared by Rayburn | Fitzgerald PC, with the Company dated March 31, 2016.

On December 28, 2016, the Company filed a Current Report on Form 8-K because the Acquisition may be considered to constitute a resignation by Rayburn | Fitzgerald PC as its independent registered public accounting firm and to report the potential engagement of CRI as its independent registered public accounting firm. On December 23, 2016, the Company’s Audit Committee unanimously agreed to consent to the assignment of the engagement letter originally from Rayburn | Fitzgerald to CRI.

The audit report of Rayburn | Fitzgerald PC regarding the Company’s financial statements for the fiscal years ended December 31, 2015 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope of accounting principles.

During the fiscal years ended December 31, 2015 and through the date of the Current Report on Form 8-K, there were no disagreements between the Company and Rayburn | Fitzgerald PC, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rayburn | Fitzgerald PC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on such period. During the fiscal year ended December 31, 2015 and through the date of the Current Report on Form 8-K, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2015 and through the date of the Current Report on Form 8-K, the Company did not consult with CRI with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that CRI concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee of the Board of Directors conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018. The Audit Committee invited nine qualified accounting firms to participate in the process, including CRI, the Company’s then independent registered public accounting firm. As a result of this process, on March 13, 2018, the Audit Committee approved the engagement of HORNE LLP as the Company’s independent registered public accounting firm for the Company’s 2018 fiscal year and dismissed CRI. On March 19, 2018, The Company filed a Current Report on Form 8-K to discuss the change in our independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through the date of filing of Form 8-K announcing the change, there were (i) no “disagreements” as that term is defined in Item 304(l)(iv) of Regulation S-K between the Company and CRI on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, any of which, if not resolved to CRI’s satisfaction, would have caused CRI to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements for the relevant year, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2016 and December 31, 2017, and the subsequent interim period through the date of the filing of this Form 8-K, neither the Company nor anyone on its behalf has consulted with HORNE regarding (i) the application of accounting principles to a specific transaction, either completed or proposed,(ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that HORNE concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (iii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event within the meaning of Item 304(a)(l)(v) of Regulation S-K.

Audit Fees and Other Matters

CRI provided audit services to the Company consisting of the annual audit of the Company’s 2017 and 2016 consolidated financial statements contained in the Company’s Annual Report on Form 10-K/A and effectiveness of internal control over financial report for the year ended December 31, 2017 and 2016.

Fee Category	Fiscal Year 2017	% of Total	Fiscal Year 2016	% of Total
Audit Fees	$290.000	87.8%	$222,500	84.0%
Audit-Related Fees	$24,500	7.4%	$27,000	10.4%
Tax Fees	$16,000	4.8%	$15,000	5.6%
All Other Fees	$—	—	$—	—

Total Fees	$330,500	100.0%	$265,000	100.0%

The Audit Committee approved all services provided by CRI during 2017 and 2016. Additional details describing the services provided in the categories in the above table are as follows:

CRI did not provided any services related to the financial information systems design and implementation of the Company during 2017 and 2016.

Audit Fees. These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements and effectiveness of internal control over financial reporting, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q as well as another audit required due to the Company’s originations of FHA mortgage loans.

Audit-Related Fees. These fees include an audit of the Company’s 401(k) plan and ESOP.

Tax Fees. These are fees billed for professional services related to the completion of federal and state tax return preparation, state tax research and state tax planning strategies.

All Other Fees: No other fees are noted.

Policy on Pre-approval of Audit and Permissible Non-audit Services

The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining audit independence. The Audit Committee is authorized to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

In assessing requests for services by the independent auditors, the Audit Committee considers whether these services are consistent with the auditors’ independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. For 2017 and 2016, non-audit services included only those services described above for “Audit-Related Fees” and “Tax Fees.” All of the audit-related and tax services and related fees were approved in advance by the Audit Committee.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation. Laurel Hill Advisory Group, LLC, (“Laurel Hill”) will assist in the solicitation of proxies. We will pay Laurel Hill $8,000 plus reimbursement of certain out-of-pocket expenses, and will indemnify Laurel Hill against any losses arising out of Laurel Hill’s proxy solicitation services on our behalf.

The Annual Report to Stockholders for the year ended December 31, 2017 including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

The Company’s Certificate of Incorporation provides that due notice of business to be brought before an annual meeting by a stockholder must be delivered to the Secretary of the Company not less than 30 nor more than 60 days prior to the meeting, unless notice of this date of the meeting occurs fewer than 40 days. The Company provided notice of the date of the 2018 Annual Meeting of Stockholders on Current Form 8-K filed with the SEC on February 21, 2018. Prior to the date of the meeting, in which event the Certificate of Incorporation provides due notice of business to be brought before the meeting by a stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the day of the meeting was mailed. A stockholder’s notice of new business must also set forth certain information specified in the Company’s Certificate of Incorporation concerning the business the stockholder proposes to bring before the annual meeting. New business may be proposed by any stockholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation.

To be timely under the Certificate of Incorporation, a stockholder’s proposal for new business in connection with the 2018 Annual Meeting must have been delivered on or before April 18, 2018. With respect to the Annual Meeting and pursuant to SEC rules, if the Company was not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 18, 2018, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in this Proxy Statement.

Any stockholder who intends to present a proposal for inclusion in the Company’s proxy materials relating to action at the 2019 annual meeting of stockholders, to be held on or about May 15, 2019, must forward a copy of the proposal or proposals to the Company’s Secretary at P.O. Box 537, Hopkinsville, Kentucky 42241-0537. Any such proposal or proposals intended to be presented at the 2019 annual meeting of stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 21, 2018.

To be timely under the Certificate of Incorporation, a stockholder’s proposal for new business in connection with the 2019 annual meeting of stockholders must be delivered on or before April 15, 2019. With respect to the 2019 annual meeting of the stockholders and pursuant to SEC rules, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 15, 2019, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

The Company shall not be required to include in its proxy statement and proxy relating to an annual meeting, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company’s Certificate of Incorporation or Bylaws in effect at the time such proposal is received. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

ANNUAL REPORT ON FORM 10-K/A

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2017 AS FILED WITH THE SEC, IS AVAILABLE ON THE INTERNET AT www.bankwithheritage.com. STOCKHOLDERS AS OF THE RECORD DATE WILL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, HOPFED BANCORP, INC., P.O. BOX 537, HOPKINSVILLE, KENTUCKY 42241-0537. STOCKHOLDERS ALSO MAY ACCESS A COPY OF THE FORM 10-K/A, INCLUDING EXHIBITS, ON THE SEC WEBSITE AT www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL L. WOOLFOLK

SECRETARY

Hopkinsville, Kentucky

April 18, 2018

REVOCABLE PROXY HOPFED BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 16, 2018 The undersigned stockholder of HopFed Bancorp, Inc. (the “Company”) hereby appoints Richard Perkins and Steve Hunt, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018, at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting. VOTE FOR ALL FOR WITHHELDEXCEPT I. Election as directors of all nominees â–¡ â–¡ â–¡ listed below (except as marked to the contrary) Richard Perkins Ted Kinsey John E. Peck INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below. II Ratification of appointment of Horne LLP as the Company’s     independent registered public accounting firm for the year ending December 31, 2018 FOR AGAINST ABSTAIN â–¡ â–¡ â–¡ III. Non-binding resolution to approve compensation of Named Executive Officers. FOR AGAINST    ABSTAIN â–¡ â–¡ â–¡ III. Such other matters as may properly come before the Annual Meeting or any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting. The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement, and the Annual Report to Stockholders. Dated: ,2018 PRINT NAME OF STOCKHOLDER PRINT NAME OF STOCKHOLDER SIGNATURE OF STOCKHOLDER SIGNATURE OF STOCKHOLDER Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

☒ ï± PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ï± A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 -Richard Perkins ☐ ☐ 02 - Ted S. Kinsey ☐ ☐ 03 -John E. Peck ☐ ☐ For Against Abstain For Against Abstain 2. Ratification of appointment of Horne LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. ☐ ☐ ☐ 3. Non-binding resolution to approve compensation of Named Executive Officers. ☐ ☐ ☐ 4. Such other matters as may properly come before the Annual Meeting or any adjournment thereof. B Non-Voting Items. Please print you new address below Meeting Attendance Place mark to the right if you plan to attend the annual meeting.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐ C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. / / ï± PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — HOPFED BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 16, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder of HopFed Bancorp, Inc. (the “Company”) hereby appoints Mark Peebles, with full powers of substitution, as attorney and proxy for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018, at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting. The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual meeting, a Proxy Statement and the Annual Report of Stockholders.

REVOCABLE PROXY — HOPFED BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 16, 2018. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder of HopFed Bancorp, Inc. (the “Company”) hereby appoints Mark Peebles, with full powers of substitution, as attorney and proxy for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018, at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting. The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement, and the Annual Report to Stockholders. PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

HopFed Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on May 11, 2018. Vote by Internet • Go to www.investorvote.com • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone Vote by Internet • Go to www.investorvote.com • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website • Follow the instructions provided by the recorded message

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ï± A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 – Richard Perkins ☐ ☐ 02 –Ted S. Kinsey ☐ ☐ 03 –John E. Peck ☐ ☐ For Against Abstain For Against Abstain 2. Ratification of appointment of Horne LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. ☐ ☐ ☐ 3. Non-binding resolution to approve compensation of Named Executive Officers. ☐ ☐ ☐ 4. Such other matters as may properly come before the Annual Meeting or any adjournment thereof. B Non-Voting Items Change of Address — Please print your new address below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐ C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) —Please print date below. Signature 1 —Please keep signature within the box. Signature 2 —Please keep signature within the box. //

HOPFED BANCORP, INC. VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE TRUSTEES OF THE HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN Shares of HopFed Bancorp, Inc. (the “Company”) common stock are held by the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “Plan” or “ESOP”). Shares of the Company’s Common Stock (the “Company Stock”) held by the ESOP are eligible to be counted toward the stockholder vote at the Company’s Annual Meeting of Stockholders to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018, at 3:00 p.m., local time (the “Annual Meeting”). As a participant in the ESOP, you are entitled to instruct the ESOP trustees (the “Trustees”) how to vote the shares of Company Stock allocated to your ESOP account. As of March 28, 2018, the record date for stockholders entitled to vote at the Annual Meeting, 163,979.027 shares of Company Stock held in the ESOP trust have been allocated to participant accounts. All unearned shares held by the Plan will be voted by the Trustees in the same proportion as the vote by participants who vote their allocated shares. If you do not vote your proxy card, or “abstain” from voting, the shares that otherwise would have been voted in accordance with your instructions will instead be voted in the same proportion as the votes that are received from the Plan participants who do vote. For example, if 75% of ESOP shares vote, and if 90% of those who vote are in favor of a proposal on the proxy card, then the Trustee will report that 90% of the unallocated shares and non-voted held by the ESOP are to be voted in favor of the proposal at the Annual Meeting. The Trustees are forwarding the 2018 Proxy Statement, Annual Report to Stockholders, and Plan Vote Authorization Form so that you may convey your individual voting instructions to the Trustees on the matters to be considered at the Annual Meeting and on such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is not aware of any other business to be brought before the Annual Meeting other than as set forth in the accompanying 2018 Proxy Statement. The Company has engaged Computershare as its agent to receive the Plan Vote Authorization Forms completed by Plan participants and to tabulate the results. In order to direct the voting of your proportionate share of the Company Stock held in the ESOP, you must complete, sign and date the Plan Vote Authorization Form and send it to Computershare in the accompanying self-addressed postage-paid envelope. You may also vote electronically or by telephone in accordance with the electronic voting instructions described in the Plan Vote Authorization Form. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company. Once the votes are tallied by Computershare, the results will be sent to the Trustees who will then use the voting instructions to vote the shares of Company Stock in the ESOP as described above. ï± IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ï±

PROXY — HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN VOTE AUTHORIZATION FORM ANNUAL MEETING OF STOCKHOLDERS May 16, 2018 This Proxy is solicited on behalf of the Trustees of the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan I understand that I have the right to direct the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “Plan”) trustees (the “Trustees”) to vote my proportionate interest in the HopFed Bancorp, Inc. common stock (“Shares”) held in my Plan account. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of HopFed Bancorp, Inc. to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 16, 2018, at 3:00 p.m. (the “Annual Meeting”). I hereby direct the Trustees to vote my Shares as indicated below: If any other business is brought before the Annual Meeting, this form will be voted by the Trustees in a manner intended to represent the best interest of participants and beneficiaries of the Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting. The Trustees are hereby directed to vote the Shares in my Plan account as indicated on this form. If I do not return this form in a timely manner, no instruction is specified or the form is returned signed without instruction, the Shares will be voted in proportion to the manner in which other participants have voted. I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting, Annual Report to Stockholders and Proxy Statement dated April 18, 2018.